Exhibit 2.2


                               FIRST AMENDMENT TO
                          AGREEMENT AND PLAN OF MERGER

     This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment"), dated as of May 11, 2004, by and among by and among Lasik Acquisition Corp., a New York corporation and wholly owned subsidiary of Parent ("Buyer"); Lasik America Inc., a Nevada corporation ("Parent"); Salus Holding, Inc., a New York corporation (the "Company"); Eyemakers, Inc., a Nevada corporation and sole shareholder of the Company ("Eyemakers"); and Icon Veneto S.r.l., a company formed under the laws of Italy ("Icon Veneto")

     WHEREAS, Buyer, Parent, the Company, Eyemakers and Icon Veneto entered into an Agreement and Plan of Merger dated May 10, 2004 (the "Agreement") pursuant to which Buyer and the Company would merge; and

     WHEREAS, the parties desire to amend the Agreement as set forth herein;

     NOW THEREFORE, in consideration of the premises and of the mutual agreements and covenants hereinafter set forth, the parties hereto agree as follows:

1. Capitalized terms used in this Amendment have meanings ascribed to them in the Agreement and those definitions are incorporated by reference into this Amendment.

2. Icon Veneto is hereby deleted as a party to the Agreement and any reference to Icon Veneto is hereby deleted.

3.    Recital A is hereby deleted in its entirety.

4. Recital B is hereby deleted in its entirety and replaced with the following:

     "B. The respective Boards of Directors of each of the Company, Eyemakers, Buyer and Parent have approved and declared advisable the merger of the Company with and into Buyer (the "Merger") and approved the Merger upon the terms and subject to the conditions set forth in this Agreement, whereby all of the issued and outstanding share of the common stock, $.001 par value, of the Company (a "Company Share" or, collectively, the "Company Shares"), will be converted into 2,000,000 shares of common stock, $0.001 par value, of Parent ("Parent Common Stock"), and certain other consideration as provided herein."

5. Section 1.8 (i) is hereby deleted in its entirety and replaced with the following:

          (i) "Merger Consideration. The Company shares issued and outstanding immediately prior to the Effective Time shall be converted into, and become exchangeable for 2,000,000 validly issued, fully paid and nonassessable shares of Parent Common Stock (the "Parent Merger Shares", "Parent Purchase Shares", "Parent Shares" and the "Merger Purchase Price", "Purchase Price"), which shall represent 47.6% percent of the issued and outstanding ordinary shares of Parent;'

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6. Section 1.8 (ii) is hereby deleted in its entirety.

7. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original as against the party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Amendment shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all the parties reflected hereon as the signatories.

8. Governing Law. This Amendment shall be governed and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed entirely within such State and the federal laws of the United States of America, without regard to the conflict of laws rules thereof.

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          IN WITNESS WHEREOF, the undersigned have executed this Amendment as of the date set forth above.

                                    BUYER:
                                    LASIK ACQUISITION CORP.

                                    By: /s/ Howard Silverman
                                        ---------------------------------------
                                            Howard Silverman
                                            President

                                    PARENT:
                                    LASIK AMERICA, INC.

                                    By: /s/ Howard Silverman
                                        ---------------------------------------
                                            Howard Silverman
                                            President

                                    THE COMPANY:
                                    Salus Holding, Inc.

                                    By: /s/ Ernest B. Remo
                                        ---------------------------------------
                                            Ernest B. Remo
                                            Chief Executive Officer


                                    EYEMAKERS:
                                    EYEMAKERS, INC.

                                    By: /s/ Ernest B. Remo
                                        ---------------------------------------
                                            Ernest B. Remo
                                            Chairman and Chief Executive Officer


                                    Icon Veneto S.r.l.
                                    ICON VENETO S.r.l.

                                    By: /s/ Ernest B. Remo
                                        ---------------------------------------
                                            Ernest B. Remo
                                            Chairman and Chief Executive Officer

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